Exhibit 10.4

FORM OF PLAN OF MERGER

THIS PLAN OF MERGER is made on _________________ 2026.

BETWEEN

(a)	Black Spade Acquisition III Co, an exempted company incorporated with limited liability under the laws of the Cayman Islands on August 21, 2025, with its registered office situated at the office of Appleby Global Services (Cayman) Limited, Suite 210, 2nd Floor, Windward III, Regatta Office Park, PO Box 500, Grand Cayman KY1-1106, Cayman Islands (“BIII” or the “Merger Surviving Company”); and

(b)	Astrum Space Inc, an exempted company incorporated with limited liability under the laws of the Cayman Islands on May 13, 2026, with its registered office situated at the office of Ascentium (Cayman) Limited, 4th Floor, Harbour Place, 103 South Church Street, P.O. Box 10240, Grand Cayman KY1-1002, Cayman Islands (the “Merging Company” and together with the Merger Surviving Company, the “Constituent Companies”).

WHEREAS

(a)	The Merging Company and BIII have agreed to merge (the “Merger”) on the terms and conditions contained or referred to in a business combination agreement, dated as of August 27, 2026 as may be amended and modified from time to time, the “Agreement”), between BIII, the Merging Company and Astrum Networks Pte. Ltd., a private company limited by shares incorporated under the laws of Singapore (“Astrum Singapore”), a copy of which is attached as Appendix I to this Plan of Merger, and under the provisions of Part 16 of the Companies Act (As Revised) of the Cayman Islands (the “Companies Act”), pursuant to which the Merging Company will merge with and into BIII and cease to exist, and the Merger Surviving Company will continue as the surviving company in the Merger at the Merger Effective Time (as defined below).

(b)	Astrum Space Holding Inc, as the sole shareholder of the Merging Company, and the shareholders of the Merger Surviving Company have authorised this Plan of Merger on the terms and subject to the conditions set forth herein and otherwise in accordance with the Companies Act.

(c)	Terms used in this Plan of Merger and not otherwise defined in this Plan of Merger shall have the meanings given to them in the Agreement.

INTERPRETATION

1.	The following rules apply in this Plan of Merger unless the context requires otherwise:

(a)	Headings are for convenience only and do not affect interpretation.

(b)	The singular includes the plural and the converse.

(c)	A gender includes all genders.

(d)	Where a word or phrase is defined, its other grammatical forms have a corresponding meaning.

(e)	A reference to any agreement, deed or other document (or any provision of it), includes it as amended, varied, supplemented, extended, replaced, restated or transferred from time to time.

(f)	A reference to any legislation (or any provision of it) includes a modification or re-enactment of it, a legislative provision substituted for it and any regulation or statutory instrument issued under it.

APPENDIX

Appendix I forms part of this Plan of Merger and shall have effect as if set out in full in the body of this Plan of Merger. Any reference to this Plan of Merger includes Appendix I.

Appendix II includes a copy of the Second A&R M&A (as defined below) which will be the memorandum of association and articles of association of the Merger Surviving Company with effect from the Merger Effective Time.

CONSTITUENT COMPANIES

2.	The constituent companies (as defined in the Companies Act) to the Merger are the Merging Company and BIII.

NAME OF THE SURVIVING COMPANY

3.	The surviving company (as defined in the Companies Act) is the Merger Surviving Company. At the Merger Effective Time, the name of the surviving company shall be Astrum Space Company.

REGISTERED OFFICE

4.	The registered office of BIII at the time of this Plan of Merger is at the office of Appleby Global Services (Cayman) Limited, Suite 210, 2nd Floor, Windward III, Regatta Office Park, PO Box 500, Grand Cayman KY1-1106, Cayman Islands. The registered office of the Merging Company is at the office of Ascentium (Cayman) Limited, 4th Floor, Harbour Place, 103 South Church Street, P.O. Box 10240, Grand Cayman KY1-1002, Cayman Islands. At the Merger Effective Time, the Merger Surviving Company shall maintain its registered office at the office of Appleby Global Services (Cayman) Limited, [Suite 210, 2nd Floor, Windward III, Regatta Office Park, PO Box 500, Grand Cayman KY1-1106, Cayman Islands.

AUTHORIZED AND ISSUED SHARE CAPITAL

5.	Immediately prior to the Merger Effective Time, the authorized share capital of the Merging Company is US$50,000 divided into 5,000,000 ordinary shares of a par value of US$0.01 each (“Merging Company Shares”), of which one (1) Merging Company Share has been issued and is fully paid and outstanding.

6.	Immediately prior to the Merger Effective Time, the authorized share capital of BIII is US$16,650 divided into (a) 150,000,000 Class A ordinary shares of a par value of US$0.0001 each (“BIII Class A Ordinary Shares”), (b) 15,000,000 Class B ordinary shares of a par value of US$0.0001 each (“BIII Class B Ordinary Shares”), and (c) 1,500,000 preference shares of a par value of US$0.0001 each (“BIII Preference Shares”), of which ________________ BIII Class A Ordinary Shares have been issued and are fully paid and outstanding, and no BIII Class B Ordinary Shares or BIII Preference Shares are issued and outstanding.

7.	At the Merger Effective Time, the authorized share capital of the Merger Surviving Company shall be [US$[*] divided into (a) [*] Class A ordinary shares of a par value of US$0.0001 each (“Merger Surviving Company Class A Ordinary Shares”), and (b) 1,500,000 preference shares of a par value of US$0.0001 each (“Merger Surviving Company Preference Shares” and together with the Merger Surviving Company Class A Ordinary Shares, collectively the “Merger Surviving Company Shares”)].

TERMS AND CONDITIONS OF THE MERGER

8.	The terms and conditions of the Merger, including the number of shares in the Merging Company to be converted, and the manner and basis of converting shares in the Merging Company into shares in the Merger Surviving Company or other property as provided in Section 233(5) of the Companies Act, including into Merging Surviving Company Class A Ordinary Shares, are set out in Section 2.07 of the Agreement pursuant to the below:

a.	each Eligible BIII Share (as defined in the Agreement) issued and outstanding immediately prior to the Merger Effective Time, including the BIII Class A Ordinary Shares issued as a result of the conversion of all BIII Class B Ordinary Shares then outstanding, shall remain issued and outstanding and shall not be affected by the Merger, and each Eligible BIII Shareholder (as defined in the Agreement) shall continue to hold such Eligible BIII Shares as Merger Surviving Company Class A Ordinary Shares;

b.	each BIII Class A Ordinary Share that is issued and outstanding and held immediately prior to the Merger Effective Time by BIII as treasury shares, including shares redeemed by BIII in connection with the exercise of redemption rights of BIII’s shareholders (if any) shall be cancelled and cease to exist, and no consideration shall be paid or payable with respect thereto;

c.	each BIII Redeeming Share (as defined in the Agreement) that is issued and outstanding immediately prior to the Merger Effective Time shall be cancelled and cease to exist and shall thereafter represent only the right to be paid a pro rata share of the BIII Shareholder Redemption Amount (as defined in the Agreement) in accordance with the amended and restated memorandum and articles of association of BIII; and

d.	the 1 (one) Merging Company Share issued and outstanding immediately prior to the Merger Effective Time shall be cancelled in exchange for the right to receive 100,000,000 validly issued, fully paid and non-assessable Merger Surviving Company Class A Ordinary Shares.

9.	At the Merger Effective Time, the rights and restrictions attaching to Merger Surviving Company Shares are set out in the second amended and restated memorandum of association and articles of association of the Merger Surviving Company, in the form attached as Appendix II to this Plan of Merger (the “Second A&R M&A”).

EFFECTIVE TIME

10.	The Merger shall take effect on the date on which this Plan of Merger is registered by the Registrar of Companies in the Cayman Islands (the “Registrar”) in accordance with Section 233(13) of the Companies Act unless the Constituent Companies shall deliver a notice to the Registrar signed by a director of each of the Constituent Companies specifying a later time and date in accordance with Section 234 of the Companies Act, in which case the effective time of the Merger shall be such later time and date specified in such notice to the Registrar (the “Merger Effective Time”).

PROPERTY

11.	At the Merger Effective Time, all the rights, property of every description, including choses in action, and the business, undertaking, goodwill, benefits, immunities and privileges of each of the Constituent Companies shall immediately vest in the Merger Surviving Company which shall be liable for and subject, in the same manner as the Constituent Companies, to all mortgages, charges or security interests and all contracts, obligations, claims, debts and liabilities of each of the Constituent Companies.

MEMORANDUM OF ASSOCIATION AND ARTICLES OF ASSOCIATION

12.	At the Merger Effective Time, the memorandum of association and articles of association of the Merging Company, as in effect immediately prior to the Merger Effective Time, shall cease and the memorandum of association and articles of association of the Merger Surviving Company shall be in the form of the Second A&R M&A.

DIRECTORS’ BENEFITS

13.	No amounts or benefits are or shall be paid or payable to any director(s) of either of the Constituent Companies consequent upon the Merger becoming effective.

DIRECTORS OF THE SURVIVING COMPANY

14.	At the Merger Effective Time, the name and address of the director[s] of the Merger Surviving Company is/are as follows:

NAME	ADDRESS
[*]	[*]
[*]	[*]

SECURED CREDITORS

15.	Neither of the Constituent Companies has any secured creditors[1] and neither Constituent Company has granted any fixed or floating security interests that are outstanding as at the date of this Plan of Merger.

1 Constituent companies to confirm.

AMENDMENTS AND TERMINATION

16.	At any time prior to the Merger Effective Time, this Plan of Merger may be amended by the board of directors of both BIII and the Merging Company in accordance with section 235(1) of the Companies Act, including to:

(a)	change the Merger Effective Time provided that the new merger effective time shall not be a date later than the ninetieth (90th) day after the date of registration of this Plan of Merger by the Registrar; and

(b)	effect any changes to this Plan of Merger which the directors of both BIII and the Merging Company deem advisable, provided that such changes do not materially adversely affect any rights of the shareholders of BIII or the Merging Company, as determined by the directors of both BIII and the Merging Company, respectively.

17.	At any time prior to the Merger Effective Time, this Plan of Merger may be terminated by the board of directors of both BIII and the Merging Company, provided that such termination is in accordance with Section 10.01 of the Agreement.

18.	If this Plan of Merger is amended or terminated in accordance with Clauses 16 or 17 of this Plan of Merger after it has been filed with the Registrar but before it has become effective, the Constituent Companies shall file notice of the amendment or termination of this Plan of Merger (as applicable) with the Registrar in accordance with Sections 235(2) and 235(4) of the Companies Act and shall distribute copies of such notice in accordance with section 235(3) of the Companies Act.

APPROVAL AND AUTHORIZATION

19.	This Plan of Merger has been approved by the board of directors of each of the Merging Company and BIII pursuant to section 233(3) of the Companies Act.

20.	This Plan of Merger has been authorized by the shareholders of each of the Merging Company and BIII pursuant to section 233(6) of the Companies Act.

COUNTERPARTS

21.	This Plan of Merger may be executed and delivered (including by email of PDF or scanned versions or by facsimile transmission) in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

GOVERNING LAW

22.	This Plan of Merger shall be governed by and construed in accordance with the laws of the Cayman Islands. The Constituent Companies hereby agree to submit any dispute arising from this Plan of Merger to the exclusive jurisdiction of the courts of the Cayman Islands.

[Signature pages follow.]

IN WITNESS whereof this Plan of Merger has been entered into by the parties on the day and year first above written.

SIGNED for and on behalf of	)
Black Spade Acquisition III Co	)
	)	Duly Authorised Signatory
)
	)	Name:
)
	)	Title:	Director

SIGNED for and on behalf of Astrum SPACE INC	)
)
	)	Duly Authorised Signatory
)
	)	Name:
)
	)	Title:	Director

Appendix I

Business Combination Agreement

Appendix II

Second Amended and Restated Memorandum of Association and Articles of Association